VISIUM TECHNOLOGIES OBTAINS EXCLUSIVE
LICENSE RIGHTS TO ITS CYBERSECURITY TECHNOLOGY

Company amends existing licensing agreement with MITRE

FAIRFAX, VA, May 13, 2020 (ACCESSWIRE) –Visium Technologies, Inc. (“Visium” or the “Company”) (OTCPINK: VISM), a provider of real-time cybersecurity context and visualization technologies, today announced that its wholly owned subsidiary, Visium Analytics, LLC, has entered into an agreement amending its existing licensing agreement with The MITRE Corporation to provide the Company with the exclusive license rights to CyGraph®, a patented cybersecurity application.

Mark Lucky, Visium’s CEO, commented, “Having the exclusive rights to develop and commercialize Cygraph® is a strong endorsement by MITRE of Visium’s ability to achieve great success in commercializing this technology. Security is undergoing a fundamental transition and CyGraph® provides machine learning acceleration, advanced cyber hunting, forensics, incident response and analytics that greatly enhances the security posture of the enterprise, while also creating greater efficiencies and cost savings. CyGraph® simplifies cybersecurity by visualizing the network security posture before and during an attack with Visium’s TrueContexttm technology – delivering an intuitive situational picture of the enterprise. We are well underway with our commercialization efforts, and in addition to our key technology partnership with Nutanix, we have been diligently working on several additional business development and partnership opportunities that we expect to finalize in the coming weeks.

“CyGraph is currently available as an on-premises security solution and will soon be available as a cloud-based SaaS platform. In addition, Cygraph® will be available within the Nutanix Marketplace in the coming weeks.”

Barry Costa, MITRE’s Director of Licensing, said, “The impact of MITRE’s intellectual property is often best realized when it is brought to market by commercial companies like Visium. Not only does technology transfer support the economic growth of the United States; it also allows our U.S. government sponsors the opportunity to purchase supported products with federally-funded intellectual property inside.”

About MITRE
For a half century, MITRE has worked as a strategic partner to federal agencies to solve hard problems in cybersecurity. MITRE's mission-driven teams are dedicated to solving problems for a safer world. Through public-private partnerships, as well as the operation of federally funded R&D centers, we work across government to tackle challenges to the safety, stability, and well-being of our nation.

About Visium Technologies, Inc.
Visium Technologies, Inc. (OTC: VISM) is a Florida corporation based in Fairfax, Virginia, focused on global cybersecurity clarity, machine learning, advancing technology and automating services to support enterprises in protecting their most valuable assets - their data, business applications, and IoT on their networks and in the cloud.

For more information please visit www.visiumtechnologies.com

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Contact:
Visium Technologies, Inc.
Corporate:  Mark Lucky, Chief Executive Officer
mlucky@visiumtechnologies.com

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